Exhibit 1.01

CONFLICT MINERALS REPORT
for the Calendar Year Ended December 31, 2019
Date: May 29, 2020
Introduction
EnerSys (the “Company,” “we,” or “us”) is, the global leader in stored energy solutions for industrial applications, manufactures and distributes reserve power and motive power batteries, battery chargers, power equipment, battery accessories and outdoor equipment enclosure solutions to customers worldwide. Motive power batteries and chargers are utilized in electric forklift trucks and other commercial electric powered vehicles. Reserve power batteries are used in the telecommunication and utility industries, uninterruptible power supplies, and numerous applications requiring stored energy solutions including medical, aerospace and defense systems. Outdoor equipment enclosure products are utilized in the telecommunication, cable, utility, transportation industries and by government and defense customers. The company also provides aftermarket and customer support services to its customers in over 100 countries through its sales and manufacturing locations around the world. With the recent Alpha Group acquisition (described hereinafter below), EnerSys provides highly integrated power solutions and services to broadband, telecom, renewable and industrial customers. Our business is highly decentralized with manufacturing locations throughout the world. Much of our manufacturing capacity is located outside the United States, and approximately 40% of our net sales were generated outside the United States. More specifically, we currently have significant manufacturing and/or distribution facilities outside of the United States, in Argentina, Australia, Belgium, Brazil, Canada, Czechia, France, Germany, India, Italy, Malaysia, Mexico, the People’s Republic of China, Poland, Spain, Switzerland and the United Kingdom.
The Securities and Exchange Commission (the “SEC”) issued final rules (the “Conflict Minerals Rules”) to implement Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which requires companies that file reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including EnerSys, provide disclosures about conflict minerals that are “necessary to the functionality or production of a product manufactured by the company.” “Conflict Minerals”, for purposes of these Conflict Minerals Rules, are defined by the SEC to be gold, columbite-tantalite (or coltan, as it is also called), cassiterite, and wolframite, including their derivatives, which are limited to, by the SEC’s rule, tantalum, tin, and tungsten, that originated in the Democratic Republic of the Congo (“DRC”) and certain adjoining countries (collectively with the DRC, the “Covered Countries”).
In accordance with SEC rules, the information in this report includes the activities of all majority-owned subsidiaries and entities that are required to be consolidated under U.S. Generally Accepted Accounting Principles. Furthermore, under the Conflict Minerals Rules, acquisitions are required to be included in the Company’s first filing that occurs no more than eight months after the acquisition date. Moreover, any businesses that were divested, sold or otherwise disposed of, during the reporting period were only included in our procedures through the transaction disposition date.
EnerSys announced on September 30, 2019, that we had completed our acquisition of all of the equity of N Holding AB, the parent company of NorthStar Battery Company (“NorthStar”). While the suppliers of NorthStar are generally aligned with those of EnerSys, we anticipate that full and complete coverage of the NorthStar products and supply chain will be included in the report filed with the SEC in 2021.
EnerSys previously announced our acquisition of Alpha Technologies, Inc. and Alpha Technologies, Ltd. (collectively, with their affiliates and subsidiaries, the “Alpha Group”). Consistent with the Conflict Minerals Rules and Instruction 3 to Item 1.01 on Form SD, EnerSys will begin reporting on the products manufactured by the Alpha Group for the calendar year 2020, with the details and results appearing in the report filed with the SEC in 2021.

These Conflict Minerals Rules require companies like EnerSys to undertake a three-step process. First, we need to determine if these rules apply by determining if Conflict Minerals are necessary to the functionality or production of products that we manufacture or contract to be manufactured. Second, if the rules apply, we are required to conduct a reasonable country of origin inquiry (“RCOI”) to determine if the Conflict Minerals in our supply chain during the calendar year originated from the Covered Countries. Third, if we are unable to draw a conclusion from our RCOI, we are required to exercise due diligence on the Conflict Minerals’ source and chain of custody and to prepare a more detailed Conflict Minerals Report.
Determination of Applicability of Conflict Minerals Rules
We have determined that (a) tin (the “Battery Conflict Mineral”) is necessary to the functionality or production of our lead-acid batteries and (b) gold, tantalum and tin (the “Electronics Conflict Minerals,” and together with Battery Conflict Mineral, the “Subject Minerals”) are generic electronic components, for circuit boards, resistors, capacitors, and transformers, which we use in our battery chargers and accordingly are necessary to the functionality or production of our battery chargers.
Reasonable Country of Origin Inquiry
Pursuant to the Conflict Minerals Rules, we conducted a good faith RCOI regarding the Subject Minerals to determine whether the Company had reason to believe that any of the conflict minerals necessary to the functionality or production of its products may have originated in the Covered Countries. The Company relied upon guidance from the Responsible Minerals Initiative (“RMI”) (formerly, Conflict-Free Sourcing Initiative) and used the RMI’s Conflict Minerals Reporting Template (“CMRT”) as part of our RCOI process. After identifying relevant suppliers, the Company then conducted a supply chain survey, based on the current version of the CMRT. In addition, EnerSys cross-referenced our list of suppliers and smelters with the RMI RCOI data, as well as our review of publicly available information and we have identified the country of origin information of the Subject Minerals contained in our products. We believe that this inquiry was reasonably designed to determine whether any of such minerals originated in the Covered Countries, or were derived from recycled or scrap sources. Based upon the inquiry undertaken, we were unable to conclude that the Subject Minerals did not originate in the Covered Countries or that the Subject Minerals are solely from scrap or recycled sources. Accordingly, as required by the Conflict Minerals Rules, because we were unable to conclude the country of origin of the Subject Minerals, we must exercise due diligence on their source and chain of custody.
Due Diligence
We designed our due diligence measures to conform to the OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, including the related supplements on tantalum, tin, tungsten, and gold (collectively, the “OECD Framework”). Consistent with the OECD Framework, we undertook a risk-based approach based upon our position in the supply chain for both the Battery Conflict Mineral and the Electronic Conflict Minerals.
The Company determined that a reasonable risk based approach was to conduct a survey of direct suppliers if the components and materials supplied suggested they were likely to contain Conflict Minerals. We also conducted interviews with suppliers and vendors and, as part of our normal course of business, conducted on-site due diligence. The Company’s due diligence processes are based on the data received from direct suppliers and those suppliers seeking similar information within their supply chains. The Company determined that it was not practical to conduct a survey of all suppliers in its supply chain. However, as part of the process, any red flags identified were brought to the immediate attention of our Vice President of Global Procurement for remedial action. All of our suppliers and vendors are required to comply with our Code of Supplier Conduct, which covers Conflict Minerals from the Covered Countries, and our purchasing department reviewed supplier and vendor compliance with the same. Our purchasing department continues to incorporate compliance with the Conflict Minerals Rules into its purchase orders and supply agreements. We believe that, as a result, we were able to identify and assess risk in our supply chain based on a number of factors, including, but not limited to, annual spend and geographic location.

With respect to our Battery Conflict Mineral, most suppliers indicated that such tin originated from scrap or recycled sources. Additionally, in order to further improve the due diligence of our Battery Conflict Mineral, we intend to continue, among other things:

•	to monitor the sourcing of our supply chain;

•	to encourage our suppliers to use tin from either scrap or recycled sources; and

•	to increase the response rate of suppliers and any identified smelters.

As a result of our due diligence efforts, with respect to the Electronics Conflict Minerals used, many of our electronics component suppliers were unable to assist EnerSys in tracing those relevant component parts to their original manufacturer or processor. Based upon the due diligence we undertook, we note that we did not receive any information that indicated such Electronics Conflict Minerals originated from the Covered Countries. Many of the key electronics distributors have provided statements that they support the initiatives and are seeking all their suppliers to be “conflict-free”. In order to further improve the due diligence of our Electronics Conflict Minerals, we are, among other things:

•	improving our supplier communication program involving our purchasing department;

•	requiring additional training for our suppliers and employees;

•	auditing key high risk suppliers, including more on-site visits;

•	considering requiring non-conflict minerals be used in the electronic circuit boards used in our battery chargers; and

•	endeavoring to increase the response rate of suppliers.
Product Description
The relevant products covered by this report are:
Lead-Acid Batteries. Our lead-acid batteries are used as energy storage solutions for:

•
reserve power products, which are used for backup power for the continuous operation of critical applications in telecommunications systems, uninterruptible power systems, or “UPS” applications for computer and computer-controlled systems, and other specialty power applications, including medical and security systems, premium starting, lighting and ignition applications, in switchgear, electrical control systems used in electric utilities, large-scale energy storage, energy pipelines, in commercial aircraft, satellites, military aircraft, submarines, ships and tactical vehicles; and

•
motive power products, which are used to provide power for electric industrial forklifts used in manufacturing, warehousing and other material handling applications, as well as mining equipment, diesel locomotive starting and other rail equipment.

All smelters identified as processing our Battery Conflict Mineral are conformant with the Responsible Minerals Assurance Process (RMAP, formerly the Conflict-Free Smelter Program) assessment protocols.
Battery Chargers. Our battery chargers are used with both reserve power products and motive power products, as each are described above. As a downstream consumer of electronics components and due in large part to the complexity of the electronics supply chain, our suppliers were unable to provide us with information to enable us to identify the source, whether recycled or scrap, of, or facilities that process, the Electronics Conflict Minerals that are present in the electronic circuit boards we use for our battery chargers. Accordingly, we cannot identify the country of origin of such Electronics Conflict Minerals.

Enclosures. Our cabinets and enclosures for electronic equipment and batteries are used with reserve power products as described above. As a downstream consumer of electronics components and due in large part to the complexity of the electronics supply chain, our suppliers were unable to provide EnerSys with information to enable us to identify the source, whether recycled or scrap, of, or facilities that process, the Electronics Conflict Minerals that are present in the electronic circuit boards we use for our enclosures. Accordingly, we cannot identify the country of origin of such Electronics Conflict Minerals.
Determination
Based on the information obtained during our due diligence through December 31, 2019, we believe that the facilities that may have been used to process the Subject Minerals in our lead-acid batteries and battery chargers include the smelters listed in Annex I.
Based on these due diligence efforts, we do not have sufficient information to conclusively determine the countries of origin of the Subject Minerals in our products or whether the Subject Minerals in our products are from recycled or scrap sources. However, based on the information obtained during our due diligence, we believe that the countries of origin of the Subject Minerals contained in our products include the countries listed in Annex II attached, as well as recycled and scrap sources.
As permitted by the Conflict Minerals Rules, because we were unable to determine the countries of origin of the Subject Minerals, this report is not required to be audited.
We have provided information as of the date of this report. Subsequent events, such as the inability or unwillingness of any suppliers or smelters to comply with our requests or due diligence may affect our future determinations under Rule 13p-1 promulgated under the Exchange Act.

Annex I
Process Facilities
as of December 31, 2019

Subject Metal:	Facility Name of Smelter or Refiner:	Country location of Smelter:
Tungsten	A.L.M.T. Corp.	JAPAN
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	BRAZIL
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Tantalum	Asaka Riken Co., Ltd.	JAPAN
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Gold	Aurubis AG	GERMANY
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES
Gold	Boliden AB	SWEDEN
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	Caridad	MEXICO
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Cendres + Metaux S.A.	SWITZERLAND
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Gold	Chimet S.p.A.	ITALY
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Gold	Chugai Mining	JAPAN
Tungsten	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CHINA
Tin	Alpha	UNITED STATES OF AMERICA
Tin	CV Gita Pesona	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Premium Tin Indonesia	INDONESIA
Tin	CV United Smelting	INDONESIA
Gold	Daejin Indus Co., Ltd.	KOREA, REPUBLIC OF
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	DSC (Do Sung Corporation)	KOREA, REPUBLIC OF
Gold	DODUCO Contacts and Refining GmbH	GERMANY
Gold	Dowa	JAPAN
Tin	Dowa	JAPAN

Gold	Eco-System Recycling Co., Ltd.	JAPAN
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Estanho de Rondonia S.A.	BRAZIL
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tin	Fenix Metals	POLAND
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Gold	Refinery of Seemine Gold Co., Ltd.	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	HeeSung Metal Ltd.	KOREA, REPUBLIC OF
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Metals Hong Kong Ltd.	CHINA
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Gold	Hunan Guiyang yinxing Nonferrous Smelting Co., Ltd.	CHINA
Gold	HwaSeong CJ CO., LTD.	KOREA, REPUBLIC OF
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Istanbul Gold Refinery	TURKEY
Gold	Japan Mint	JAPAN
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Gold	Jiangxi Copper Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Tanbre Co., Ltd.	CHINA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	Kazzinc	KAZAKHSTAN
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA

Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	L'azurde Company For Jewelry	SAUDI ARABIA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tantalum	LSM Brasil S.A.	BRAZIL
Gold	LS-NIKKO Copper Inc.	KOREA, REPUBLIC OF
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Gold	Materion	UNITED STATES OF AMERICA
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	MEXICO
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tin	Mineracao Taboca S.A.	BRAZIL
Tantalum	Mineracao Taboca S.A.	BRAZIL
Tin	Minsur	PERU
Gold	Mitsubishi Materials Corporation	JAPAN
Tin	Mitsubishi Materials Corporation	JAPAN
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	NPM Silmet AS	ESTONIA
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	TURKEY
Tin	Jiangxi New Nanshan Technology Ltd.	CHINA
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Nihon Material Co., Ltd.	JAPAN
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	OJSC "The Gulidov Krasnoyarsk Non-Ferrous Metals Plant" (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Tin	Operaciones Metalurgicas S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Gold	PAMP S.A.	SWITZERLAND
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA

Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Babel Surya Alam Lestari	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Karimun Mining	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah Tbk Kundur	INDONESIA
Tin	PT Timah Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Gold	PX Precinox S.A.	SWITZERLAND
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Tantalum	RFH Tantalum Smeltery Co., Ltd./Yanling Jincheng Tantalum & Niobium Co., Ltd.	CHINA
Gold	Royal Canadian Mint	CANADA
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	Samduck Precious Metals	KOREA, REPUBLIC OF
Gold	Samwon Metals Corp.	KOREA, REPUBLIC OF
Gold	SEMPSA Joyeria Plateria S.A.	SPAIN
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Tin	Soft Metais Ltda.	BRAZIL
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tin	Thaisarco	THAILAND
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA

Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Torecom	KOREA, REPUBLIC OF
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Valcambi S.A.	SWITZERLAND
Gold	Western Australian Mint (T/a The Perth Mint)	AUSTRALIA
Tin	White Solder Metalurgia e Mineracao Ltda.	BRAZIL
Tungsten	Wolfram Bergbau und Hutten AG	AUSTRIA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Gold	Yamakin Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Gold Refinery of Zijin Mining Group Co., Ltd.	CHINA
Gold	Morris and Watson	NEW ZEALAND
Gold	SAFINA A.S.	CZECHIA
Gold	Guangdong Jinding Gold Limited	CHINA
Tungsten	Jiangxi Minmetals Gao'an Non-ferrous Metals Co., Ltd.	CHINA
Gold	Umicore Precious Metals Thailand	THAILAND
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tin	CV Venus Inti Perkasa	INDONESIA
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA
Tin	Magnu's Minerais Metais e Ligas Ltda.	BRAZIL
Tin	PT Tirus Putra Mandiri	INDONESIA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	KGHM Polska Miedz Spolka Akcyjna	POLAND
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Gold	Shandong Humon Smelting Co., Ltd.	CHINA
Tin	PT Inti Stania Prima	INDONESIA
Tantalum	KEMET Blue Metals	MEXICO
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	Masan Tungsten Chemical LLC (MTC)	VIET NAM
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	H.C. Starck Tantalum and Niobium GmbH	GERMANY
Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	Global Advanced Metals Aizu	JAPAN
Gold	Al Etihad Gold Refinery DMCC	UNITED ARAB EMIRATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	International Precious Metal Refiners	UNITED ARAB EMIRATES
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	Sudan Gold Refinery	SUDAN
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tin	CV Ayi Jaya	INDONESIA
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Gold	T.C.A S.p.A	ITALY
Gold	REMONDIS PMR B.V.	NETHERLANDS
Gold	Fujairah Gold FZC	UNITED ARAB EMIRATES
Gold	Tony Goetz NV	BELGIUM
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA
Tin	CV Dua Sekawan	INDONESIA
Tin	PT Rajehan Ariq	INDONESIA
Gold	Korea Zinc Co., Ltd.	KOREA, REPUBLIC OF
Gold	Marsam Metals	BRAZIL
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Tungsten	Ganzhou Haichuang Tungsten Co., Ltd.	CHINA

Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Resind Industria e Comercio Ltda.	BRAZIL
Tantalum	Resind Industria e Comercio Ltda.	BRAZIL
Gold	Abington Reldan Metals, LLC	UNITED STATES OF AMERICA
Tungsten	Unecha Refractory metals plant	RUSSIAN FEDERATION
Tin	Super Ligas	BRAZIL
Gold	SAAMP	FRANCE
Gold	L'Orfebre S.A.	ANDORRA
Gold	8853 S.p.A.	ITALY
Gold	Italpreziosi	ITALY
Tin	Metallo Belgium N.V.	BELGIUM
Tin	Metallo Spain S.L.U.	SPAIN
Tin	PT Bangka Prima Tin	INDONESIA
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	WIELAND Edelmetalle GmbH	GERMANY
Gold	Ogussa Osterreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tin	PT Sukses Inti Makmur	INDONESIA
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tin	PT Kijang Jaya Mandiri	INDONESIA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	ACL Metais Eireli	BRAZIL
Tin	Thai Nguyen Mining and Metallurgy Co., Ltd.	VIET NAM
Tin	PT Menara Cipta Mulia	INDONESIA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tungsten	Woltech Korea Co., Ltd.	KOREA, REPUBLIC OF
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tungsten	Moliren Ltd.	RUSSIAN FEDERATION
Tantalum	Power Resources Ltd.	MACEDONIA, THE FORMER YUGOSLAV REPUBLIC OF
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	GCC Gujrat Gold Centre Pvt. Ltd.	INDIA
Gold	Sai Refinery	INDIA
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Modeltech Sdn Bhd	MALAYSIA
Tin	Modeltech Sdn Bhd	MALAYSIA
Gold	Bangalore Refinery	INDIA
Gold	Kyshtym Copper-Electrolytic Plant ZAO	RUSSIAN FEDERATION
Gold	Morris and Watson Gold Coast	AUSTRALIA

Gold	Degussa Sonne / Mond Goldhandel GmbH	GERMANY
Gold	Pease & Curren	UNITED STATES OF AMERICA
Gold	SungEel HiMetal Co., Ltd.	KOREA, REPUBLIC OF
Gold	Planta Recuperadora de Metales SpA	CHILE
Gold	Safimet S.p.A	ITALY
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CHINA
Gold	State Research Institute Center for Physical Sciences and Technology	LITHUANIA
Tungsten	Hunan Litian Tungsten Industry Co., Ltd.	CHINA
Gold	African Gold Refinery	UGANDA
Gold	NH Recytech Company	KOREA, REPUBLIC OF
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CHINA
Tantalum	Jiujiang Janny New Material Co., Ltd.	CHINA
Gold	DS PRETECH Co., Ltd.	KOREA, REPUBLIC OF
Tin	PT Bangka Serumpun	INDONESIA
Tin	Pongpipat Company Limited	MYANMAR
Gold	QG Refining, LLC	UNITED STATES OF AMERICA
Tin	Tin Technology & Refining	UNITED STATES OF AMERICA
Gold	Dijllah Gold Refinery FZC	UNITED ARAB EMIRATES
Tin	Ma'anshan Weitai Tin Co., Ltd.	CHINA
Gold	CGR Metalloys Pvt Ltd.	INDIA
Gold	Sovereign Metals	INDIA
Tungsten	KGETS Co., Ltd.	KOREA, REPUBLIC OF
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CHINA

Annex II
Countries of Origin

Andorra	Myanmar
Australia	New Zealand
Austria	Netherlands
Belgium	Peru
Bolivia (Plurinational State of)	Philippines
Brazil	Poland
Canada	Russian Federation
Chile	Saudi Arabia
China	Singapore
Czechia	South Africa
Estonia	Spain
France	Sudan
Germany	Sweden
India	Switzerland
Indonesia	Taiwan, Province of China
Italy	Thailand
Japan	Turkey
Kazakhstan	Uganda
Korea, Republic of	United Arab Emirates
Kyrgyzstan	United States of America
Lithuania	Uzbekistan
Macedonia, The Former Yugoslav Republic Of	Vietnam
Malaysia	Zambia
Mexico	Zimbabwe